STOCK PLEDGE AGREEMENT

            THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this 15th day of March, 1999, between Philip Rosner (the "Pledgor") and Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Pledgee").

                              W I T N E S S E T H:

            WHEREAS, the Pledgee has previously made certain loans to the Pledgor, as evidenced by certain promissory notes of the Pledgor in favor of the Pledgee (collectively, the "Loans");

            WHEREAS, the Pledgee and the Pledgor have agreed to amend and restate such Loans, and in connection therewith, the Pledgor has executed a promissory note of the Pledgor dated the date hereof in favor of the Pledgee, in the principal amount of $195,106.04 (said promissory note, as it may hereafter be amended or otherwise modified from time to time, being the "Note");

            WHEREAS, the Pledgor is the owner of shares of common stock, par value $.01 per share, of the Pledgee (the "Common Stock"); and

            WHEREAS, it is contemplated under the Note that the Pledgor shall have made the pledge contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the loan to the Pledgor contemplated under the Note, the Pledgor and the Pledgee hereby agree as follows:

            SECTION 1. Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, 200,000 shares of Common Stock (the "Pledged Shares") and the Pledgee acknowledges the receipt of certificates representing the Pledged Shares (the "Pledged Collateral").

            SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "Obligations").

            SECTION 3. Delivery of Pledged Collateral. All certificates evidencing the Pledged Collateral shall be held by or on behalf of the Pledgee pursuant to the terms hereof, and shall be in suitable form for transfer, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee.

            SECTION 4. Representations and Warranties. The Pledgor represents and warrants that:

                  (a) the Pledgor is the legal and beneficial owner of the Pledged Shares free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement; and

                  (b) no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required: (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor; and (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest).

            SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgee, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            SECTION 6. Voting Rights; Dividends; Etc.

                  (a) So long as no Event of Default (as defined in Section 6(d)) shall have occurred and be continuing:

                        (i) the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof; and

                        (ii) the Pledgor shall be entitled to receive and retain any and all dividends, cash, instruments and other property paid in respect of the Pledged Collateral.

                  (b) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may deem necessary for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, cash, instruments and other property paid in respect of the Pledged Shares which it is authorized to receive and retain pursuant to Section 6(a) (ii) above.

                  (c) Upon the occurrence and during the continuance of an Event of Default:

                        (i) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends, cash, instruments and other property which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise or refrain from exercising


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

      such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, cash, instruments and other property.

                        (ii) All dividends, cash, instruments and other property which are received by the Pledgor contrary to the provisions of Section 6(c)(i) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement). (d) As used in this Agreement, the term "Event of Default" shall mean the occurrence and the continuance of the failure by the Pledgor to pay any of the Obligations when the same becomes due and payable.

            SECTION 7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except as provided in the Note; or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

            SECTION 8. Pledgee Appointed Attorney-in-Fact. Upon the occurrence of and so long as an Event of Default is continuing, the Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section
6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or any part thereof and to give full discharge for the same.

            SECTION 9. The Pledgee's Duties. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral other than as provided by law. The Pledgee shall exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession.

            SECTION 10. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at the time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, or upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice


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

of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Pledgee pursuant to Section 11) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
SECTION 11. Expenses. The Pledgor shall pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with: (i) the sale of, collection from, or other realization upon, any of the Pledged Collateral; (ii) the exercise or enforcement of any of the rights of the Pledgee hereunder; or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 12. Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Pledgor or any of its subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor or any of its subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Pledgee or any of its subsidiaries; or


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

                  (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party pledgor.

            SECTION 13. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier, if to the Pledgor, at his address at 23 Marions Lane, Fort Salonga, New York 11768, and if to the Pledgee, at its address at 10 Edison Street East, Amityville, New York 11701, Attention:
Chief Financial Officer, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.

            SECTION 15. Continuing Security Interest; Assignments under the Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement; (ii) be binding upon the Pledgor, its successors and assigns; and (iii) inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns.

            SECTION 16. Termination of Security Interest. Upon the later of the payment in full of the Obligations, the security interest granted hereby in the Pledged Collateral shall terminate and the Pledged Collateral and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

            SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                  [Remainder of page intentionally left blank]


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

            IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.


                                    PLEDGOR:


                                    -------------------------------------
                                    Philip Rosner


                                    PLEDGEE:

                                    TECHNOLOGY FLAVORS & FRAGRANCES, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


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

                                                                      SCHEDULE I


              Attached to and forming a part of that certain Pledge
                          Agreement March 15, 1999, by
                            Philip Rosner, as Pledgor
              to Technology Flavors & Fragrances, Inc., as Pledgee


Stock Certificate No(s).         Class of Stock           Number of Shares
------------------------         --------------           ----------------

                                  Common Stock                200,000


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